Exhibit 23.1


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-08863, 333-32911, and 333-57331 of FEI Company on Form S-8 of our report dated February 26, 1999, appearing in Amendment No. 1 to the Annual Report on Form 10-K/A of FEI Company for the year ended December 31, 1998.




DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
April 26, 1999